UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018 (August 17, 2018)

Goldman Sachs Private Middle Market

Credit LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55660	81-3233378
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On August 17, 2018, Goldman Sachs Private Middle Market Credit SPV LLC (“SPV”), a wholly-owned subsidiary of Goldman Sachs Private Middle Market Credit LLC (the “Company”), entered into the first amendment (the “Amendment”) to its senior secured revolving credit facility (the “Revolving Credit Facility”) among SPV, as borrower, the Company, as portfolio manager, State Street Bank and Trust Company, as collateral agent, collateral administrator, bank and securities intermediary, the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent, pursuant to which, among other things, (i) the definition of the Ramp-Up Period was amended to end on May 21, 2019 instead of August 21, 2018 (and consequently certain of the provisions of the Revolving Credit Facility that begin to apply, cease to apply, or change at the end of the Ramp-Up Period will not apply, cease to apply, or change, as the case may be, until such later date), (ii) the minimum amounts required to be borrowed under the Revolving Credit Facility were modified to (x) 65% of the Financing Commitment (as defined in the Revolving Credit Facility) between December 21, 2018 and March 20, 2019, (y) 75% of the Financing Commitment between March 21, 2019 and May 20, 2019, and (z) 85% of the Financing Commitment between May 21, 2019 and November 21, 2020, (iii) the commitment fee payable to lenders was modified to (x) 0.50% per annum until November 20, 2018, (y) 0.75% per annum from November 21, 2018 until May 21, 2019 and (z) 1.00% per annum thereafter, (iv) an affirmative covenant was added to require certain monthly reporting if the Unfunded Exposure Shortfall (defined as the amount by which SPV’s unfunded commitments exceeds the amount on deposit in an unfunded exposure account) exceeds certain amounts, and (v) an affirmative covenant was added which obligates the Company to maintain liquidity (the sum of cash, cash equivalents, uncalled capital commitments and borrowing capacity under the Revolving Credit Facility, subject to certain limitations) at least equal to the Unfunded Exposure Shortfall.

The foregoing description is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On August 20, 2018, the Company delivered a capital drawdown notice to its investors relating to the sale of approximately 903,600 Common Units of the Company’s limited liability company interests (the “Common Units”) for an aggregate offering price of approximately $87.8 million. The sale is expected to close on or around August 27, 2018.

The sale of Common Units is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase Common Units up to the amount of their respective capital commitments on an as-needed basis with a minimum of five business days’ prior notice to investors.

The issuance of the Common Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D and Regulation S thereunder. Each purchaser of Common Units was required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of the Common Units sold outside the United States, not a “U.S. person” in accordance with Regulation S under the Securities Act and (ii) was acquiring the Common Units for investment and not with a view to resell or distribute. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1

First Amendment to Loan and Security Agreement, dated as of August 17, 2018, among Goldman Sachs Private Middle Market Credit SPV LLC, as borrower, Goldman Sachs Private Middle Market Credit LLC, as portfolio manager, State Street Bank and Trust Company, in its capacities as collateral agent, collateral administrator, securities intermediary and bank, the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit LLC

Date: August 22, 2018	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer